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                                                                   EXHIBIT 10.43

                             SECOND AMENDMENT TO THE

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                            PALMETTO MOBILENET, L.P.
                      A SOUTH CAROLINA LIMITED PARTNERSHIP

     This Second Amendment to the Amended and Restated Agreement of Limited Partnership of Palmetto MobileNet, L.P. ("Amendment") is entered into to be effective as of the 8th day of October 2003, by and among PMN, Inc., a South Carolina corporation ("General Partner"), and those persons, firms, cooperatives, or corporations who are listed on Exhibit A ("Limited Partners") and are partners in Palmetto MobileNet, L.P. (the "Partnership") (the General Partner and Limited Partners being hereinafter sometimes together referred to as the "Partners" and being hereinafter sometimes individually referred to as a "Partner").

     WHEREAS, the Partners believe that it is in the best interest of the Partnership and of the Partners to amend certain provisions of the Partnership's Amended and Restated Agreement of Limited Partnership, effective September 1, 1998, as amended (the "Partnership Agreement") relative to the Purchase Price (as defined in the Partnership Agreement) of the Units (as defined in the Partnership Agreement); and

     WHEREAS, pursuant to Section 9.8 of the Partnership Agreement, a change in the Purchase Price must be approved by a Majority-In-Interest; and

     WHEREAS, pursuant to Section 11.2 of the Partnership Agreement, the Partnership Agreement may be modified or amended with the consent of a Majority-In-Interest (except those provisions requiring a vote greater than a Majority-In-Interest); and

     WHEREAS, a Majority-In-Interest is defined in Article I of the Partnership Agreement as Partners holding 66 2/3% or more of the outstanding Units; and

     WHEREAS, more than 66 2/3% of the outstanding Partnership Units have approved this Amendment.

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners, intending to be legally bound, hereby agree as follows:

     All capitalized terms not otherwise defined hereinbelow shall have the same meaning as set forth in the Partnership Agreement unless otherwise expressly provided herein or unless the context otherwise requires.


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     1.   Section 9.8 of the Partnership Agreement is hereby deleted in its entirety and the following shall be inserted in its place and stead effective as of the date first written above:

          SECTION 9.8 Purchase Price. The following formula shall apply for determination of the purchase price of the Units acquired by the Partners pursuant to this Article IX (the "Purchase Price"). The Purchase Price shall be determined by dividing the Book Value of the Partnership by the number of outstanding Units and multiplying such amount by the Offering Partner's or the Change in Control Partner's Units and applying any premium as described below. For purposes of determining the Purchase Price, the Book Value of the Partnership shall be deemed to be $ 106,854,015.

               The Book Value of such Units shall be subject to the following premiums according to the calendar year in which such Units are to be acquired.

                                   1995 - 10%
                                   1996 - 20%
                                   1997 - 30%
                                   1998 - 40%
                                   1999 (and thereafter) - 50%

                        Thus the Purchase Price shall be:

                            110% x Book Value (1995)
                            120% x Book Value (1996)
                            130% x Book Value (1997)
                            140% x Book Value (1998)
                     150% x Book Value (1999 and thereafter)

     The Partners acknowledge and agree that (i) the amount set forth as the Book Value is intended to produce a Purchase Price representing a realistic fair market value for the Units and (ii) the Partners will reconsider and, as appropriate, adjust such amount at least every two years to reflect changes in the fair market value of the Units, as determined by an outside appraiser or other similar methodology and approved by a Majority-in-Interest.

The Partners reserve the right by action of the Partners to amend at any time any of the terms and provisions of the Partnership Agreement, including without limitation this Second Amendment as set forth herein. Except as expressly or by necessary implication amended hereby, the Partnership Agreement still continues in full force and effect.


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